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                                                 EXHIBIT 23.1

                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Equity Incentive Plan of AFC Cable Systems, Inc. of our report dated February 17, 1998, with respect to the consolidated financial statements and schedules of AFC Cable Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

Providence, Rhode Island
July 13,1998